Exhibit 99.1
Hewlett Packard Enterprise
6280 America Center Drive
San Jose, CA 95002

hpe.com

News Release
HPE Reports Fiscal 2020 Fourth Quarter
Strong rebound in revenue; raising FY21 EPS outlook

Q4 2020 Financial Highlights:
•Revenue: returned to pre-pandemic levels of $7.2 billion, up 6% from the prior quarter and flat from the prior-year period
•Significant acceleration in growth businesses and strong as-a-service momentum
•HPC & MCS revenue: $975 million, up 50% from the prior quarter and 25% from the prior-year period
•Intelligent Edge revenue: $786 million, up 15% from the prior quarter and 6% from the prior-year period
•Annualized revenue run-rate (ARR): $585 million, up 11% from the prior quarter and 30% from the prior-year period
•Diluted net earnings per share:
◦GAAP of $0.12, above the previously provided outlook of $0.02 to $0.06 per share.
◦Non-GAAP of $0.37, above the previously provided outlook of $0.32 to $0.36 per share
•Dividend: declared a regular cash dividend of $0.12 per share, payable on January 6, 2021

Outlook:
•Fiscal 2021 First quarter: Estimates GAAP diluted net earnings per share to be in the range of $0.02 to $0.06 and non-GAAP diluted net EPS to be in the range of $0.40 to $0.44
•Fiscal 2021 earnings per share: Raises GAAP diluted net earnings per share outlook to $0.38 to $0.56 and non-GAAP diluted net earnings per share outlook to $1.60 to $1.78
•Fiscal 2021 free cash flow1: Reiterates free cash flow guidance of $0.9 to $1.1 billion

SAN JOSE, Calif., December 1, 2020 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for the fourth quarter, ended October 31, 2020.

“Hewlett Packard Enterprise finished the year with a very strong performance,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “In Q4 we saw a notable rebound in our overall revenue, with particular acceleration in key growth areas of our business.”

“The global pandemic has forced businesses to rethink everything from remote work and collaboration to business continuity and data insight,” he continued. “Over the last several months, customers have increasingly turned to HPE for our unique capabilities from edge to cloud that help them empower their workforces, deploy resilient new IT solutions and extract insights from critical data, while consuming these solutions more flexibly as a service.”

“Our focused strategy and disciplined execution are delivering results,” said Tarek Robbiati, EVP and CFO of Hewlett Packard Enterprise. “Based on the strong finish to FY20 and increased confidence in profitability going into Q1, we are raising our FY21 EPS guidance.”

Fourth Quarter Fiscal Year 2020 Results

Net revenue of $7.2 billion, flat from the prior-year period. Revenue grew 6% sequentially or 5% when adjusted for currency to pre-pandemic levels as our growth businesses of HPC & MCS and Intelligent Edge executed strongly.

Annualized revenue run-rate (ARR) of $585 million, up 30% from the prior-year period. Based on strong customer demand and recent wins, we are reiterating our 2019 Securities Analyst Meeting ARR guidance of 30-40% Compounded Annual Growth Rate from fiscal year 2019 to fiscal year 2022.

GAAP gross margins of 30.6%, down 260 basis points from the prior-year period and Non-GAAP of 30.6%, down 270 basis points from the prior-year period.

GAAP diluted net earnings per share (“EPS”) was $0.12, compared to $0.36 in the prior-year period and above the previously provided outlook of $0.02 to $0.06 per share.

Non-GAAP diluted net EPS was $0.37, compared to $0.49 in the prior-year period and above the previously provided outlook of $0.32 to $0.36 per share. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $329 million and $0.25 per diluted share, respectively, primarily related to transformation costs and amortization of purchased intangible assets.

Cash flow from operations of $747 million, down $685 million from the prior-year period.

Free cash flow of $223 million, down $655 million from the prior-year period and in-line with our guidance.

Segment Results

•Intelligent Edge revenue was $786 million, up 6% year over year or 5% when adjusted for currency, with 10.1% operating profit margin, compared to 6.2% from the prior-year period. Revenue grew 15% sequentially or 14% when adjusted for currency. Intelligent Edge best-in-class portfolio was recognized as a leader for the 15th year in the Gartner Magic Quadrant for wired and WLAN access infrastructure. The Company also expects to take share in both campus switching and WLAN.
•High Performance Compute & Mission Critical Systems (HPC & MCS) revenue was $975 million, up 25% year over year, with 12.2% operating profit margin, compared to 10.2% from the prior-year period. Revenue grew 50% sequentially driven by strong performance in Cray, HPC-Apollo and MCS.
•Compute revenue was $3.2 billion, down 5% year over year or down 4% when adjusted for currency, with 6.1% operating profit margin, compared to 13.9% from the prior-year period. Revenue was down 6% sequentially or 7% when adjusted for currency but was up low single-digits when adjusted for backlog conversion.
•Storage revenue was $1.2 billion, down 3% year over year, with 16.7% operating profit margin, compared to 17.4% from the prior-year period. Revenue grew 8% sequentially or 7% when adjusted for currency driven by strong operational execution, reduction of backlog and momentum in key areas of the portfolio.
•Advisory & Professional Services (A&PS) revenue was $245 million, down 9% year over year or 10% when adjusted for currency, with (0.4%) operating profit margin, compared to 0.4% from the prior-year period. Revenue was up 8% sequentially or 6% when adjusted for currency even as COVID-19 impacted consulting activities and chargeability levels of our team members. A&PS is a strategic business that pulls through significant infrastructure and operational services sales.
•Financial Services revenue was $849 million, down 3% year over year or 4% when adjusted for currency. Revenue grew 5% sequentially or 2% when adjusted for currency, with 7.7% operating profit margin, compared to 8.4% from the prior-year period. Net portfolio assets were up 2% year over year and flat sequentially. Financing volume was down 6% year over year and up 8% sequentially or up 6% when adjusted for currency despite the impact of COVID-19. The business delivered return on equity of 12.6%, down 2.7 points from the prior-year period.

Relocating Headquarters
HPE has made the decision to relocate its headquarters from San Jose, California, to Houston, Texas. HPE’s largest U.S. employment hub, Houston is an attractive market to recruit and retain future diverse talent, and is where the company is currently constructing a state-of-the-art new campus. The Bay Area will continue to be a strategic hub for HPE innovation, and the company will consolidate a number of sites in the Bay Area to its San Jose campus. No layoffs are associated with this move.

Dividend
Board of Directors have declared a regular cash dividend of $0.12 per share on the company's common stock. This dividend, the first in Hewlett Packard Enterprise's fiscal year 2021, is payable on January 6, 2021, to stockholders of record as of the close of business on December 9, 2020.

Fiscal 2021 first quarter outlook:
Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.02 to $0.06 and non-GAAP diluted net EPS to be in the range of $0.40 to $0.44. Fiscal 2021 first quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.38 per diluted share, primarily related to transformation costs, stock-based compensation and the amortization of intangible assets.

Fiscal 2021 outlook:
Hewlett Packard Enterprise raises GAAP diluted net earnings per share outlook to $0.38 to $0.56 from $0.34 to $0.54 and non-GAAP diluted net earnings per share outlook to $1.60 to $1.78 from $1.56 to $1.76. Fiscal 2021 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $1.22 per diluted share, primarily related to transformation costs, stock-based compensation and the amortization of intangible assets.

Reiterates free cash flow1 guidance range of $0.9 to $1.1 billion.

1Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis as well as non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin, net earnings, diluted net earnings per share, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “aim,” “will,” “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to the scope and duration of the novel coronavirus pandemic (“COVID-19”) and its impact on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results and the world economy; any projections of revenue, margins, expenses, effective tax rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017, net earnings, net earnings per share, cash flows, backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings, restructuring charges, or other transformation actions; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, transformation and restructuring plans and any resulting benefit, cost savings or restructuring charges, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise’s international operations (including pandemics and public health problems, such as the COVID-19 pandemic); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners, including any impact thereon resulting from events such as the COVID-19 pandemic; the hiring and retention of key employees; execution, integration and other risks associated with business combination and investment transactions; the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the costs and anticipated benefits of implementing the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations that may be implemented; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s other filings with the Securities and Exchange Commission, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, Hewlett Packard Enterprise’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2020, April 30, 2020, and July 31, 2020, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Annual Report on Form 10-K for the fiscal year ended October 31, 2020. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2020	July 31, 2020	October 31, 2019
Net revenue	$7,208	$6,816	$7,215
Costs and expenses:
Cost of sales	5,002	4,749	4,822
Research and development	484	455	438
Selling, general and administrative	1,166	1,131	1,229
Amortization of intangible assets	80	95	68
Transformation costs	304	357	151
Disaster charges (a)	2	2	—
Acquisition, disposition and other related charges	25	15	47
Total costs and expenses	7,063	6,804	6,755
Earnings from operations	145	12	460
Interest and other, net	(57)	(71)	(38)
Tax indemnification adjustments	(15)	(30)	288
Non-service net periodic benefit credit	35	28	14
Earnings (loss) from equity interests	17	27	(1)
Earnings (loss) before taxes	125	(34)	723
(Provision) benefit from taxes	32	43	(243)
Net earnings	$157	$9	$480
Net earnings per share:
Basic	$0.12	$0.01	$0.37
Diluted (b)	$0.12	$0.01	$0.36
Cash dividends declared per share	$0.1200	$—	$0.1200
Weighted-average shares used to compute net earnings per share:
Basic	1,293	1,292	1,308
Diluted(b)	1,306	1,300	1,323

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2020	2019
Net revenue	$26,982	$29,135
Costs and expenses:
Cost of sales	18,513	19,642
Research and development	1,874	1,842
Selling, general and administrative	4,624	4,907
Amortization of intangible assets	379	267
Impairment of goodwill (c)	865	—
Transformation costs	950	453
Disaster charges (recovery) (a)	26	(7)
Acquisition, disposition and other related charges	80	757
Total costs and expenses	27,311	27,861
Earnings (loss) from operations	(329)	1,274
Interest and other, net	(215)	(177)
Tax indemnification adjustments	(101)	377
Non-service net periodic benefit credit	136	59
Earnings from equity interests	67	20
Earnings (loss) before taxes	(442)	1,553
(Provision) benefit for taxes	120	(504)
Net earnings (loss)	$(322)	$1,049
Net earnings (loss) per share:
Basic	$(0.25)	$0.78
Diluted (b)	$(0.25)	$0.77
Cash dividends declared per share	$0.3600	$0.4575
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,294	1,353
Diluted (b)	1,294	1,366

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended October 31, 2020	Diluted net earnings per share	Three months ended July 31, 2020	Diluted net earnings per share	Three months ended October 31, 2019	Diluted net earnings per share
GAAP net earnings	$157	$0.12	$9	$0.01	$480	$0.36
Non-GAAP adjustments:
Amortization of initial direct costs	1	—	3	—	—	—
Amortization of intangible assets	80	0.06	95	0.07	68	0.05
Transformation costs	304	0.23	357	0.27	151	0.11
Disaster charges (a)	2	—	2	—	—	—
Acquisition, disposition and other related charges	25	0.02	15	0.01	54	0.04
Tax indemnification adjustments	15	0.02	30	0.03	(288)	(0.22)
Non-service net periodic benefit credit	(35)	(0.03)	(28)	(0.02)	(14)	(0.01)
Earnings from equity interests (d)	35	0.03	36	0.03	38	0.03
Adjustments for taxes	$(98)	(0.08)	$(100)	(0.08)	$155	0.13
Non-GAAP net earnings	$486	$0.37	$419	$0.32	$644	$0.49

GAAP earnings from operations	$145		$12		$460
Non-GAAP adjustments
Amortization of initial direct costs	1		3		—
Amortization of intangible assets	80		95		68
Transformation costs	304		357		151
Disaster charges (a)	2		2		—
Acquisition, disposition and other related charges	25		15		54
Non-GAAP earnings from operations	$557		$484		$733

GAAP operating profit margin	2.0%		0.2%		6.4%
Non-GAAP adjustments	5.7%		6.9%		3.8%
Non-GAAP operating profit margin	7.7%		7.1%		10.2%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended October 31, 2020	Three months ended July 31, 2020	Three months ended October 31, 2019
GAAP net revenue	$7,208	$6,816	$7,215
GAAP cost of sales	5,002	4,749	4,822
GAAP gross profit	$2,206	$2,067	$2,393

Non-GAAP adjustments
Amortization of initial direct costs	$1	$3	$—
Acquisition, disposition and other related charges(e)	—	—	7
Non-GAAP gross profit	$2,207	$2,070	$2,400

GAAP gross profit margin	30.6%	30.3%	33.2%
Non-GAAP adjustments	—%	0.1%	0.1%
Non-GAAP gross profit margin	30.6%	30.4%	33.3%

Net cash provided by operating activities	$747	$1,472	$1,432
Investment in property, plant and equipment	(604)	(620)	(703)
Proceeds from sale of property, plant and equipment	80	72	149
Free cash flow	$223	$924	$878

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Twelve months ended October 31, 2020	Diluted net earnings per share	Twelve months ended October 31, 2019	Diluted net earnings per share
GAAP net earnings (loss)	$(322)	$(0.25)	$1,049	$0.77

Non-GAAP adjustments:
Amortization of initial direct costs	10	0.01	—	—
Amortization of intangible assets	379	0.29	267	0.20
Impairment of goodwill(c)	865	0.67	—	—
Transformation costs	950	0.74	453	0.33
Disaster charges (recovery)(a)	26	0.02	(7)	(0.01)
Acquisition, disposition and other related charges	107	0.08	764	0.56
Tax indemnification adjustments	101	0.08	(377)	(0.28)
Non-service net periodic benefit credit	(136)	(0.11)	(59)	(0.04)
Earnings from equity interests(d)	145	0.11	152	0.11
Adjustments for taxes	$(360)	(0.29)	$174	0.13
Non-GAAP net earnings	$1,765	$1.35	$2,416	$1.77

GAAP (loss) earnings from operations	$(329)		$1,274

Non-GAAP adjustments
Amortization of initial direct costs	10		—
Amortization of intangible assets	379		267
Impairment of goodwill(c)	865		—
Transformation costs	950		453
Disaster charges (recovery)(a)	26		(7)
Acquisition, disposition and other related charges	107		764
Non-GAAP earnings from operations	$2,008		$2,751

GAAP operating profit margin	(1.2%)		4.4%
Non-GAAP adjustments	8.6%		5.0%
Non-GAAP operating profit margin	7.4%		9.4%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Twelve months ended October 31, 2020	Twelve months ended October 31, 2019
GAAP net revenue	$26,982	$29,135
GAAP cost of sales	18,513	19,642
GAAP gross profit	$8,469	$9,493

Non-GAAP adjustments
Amortization of initial direct costs	$10	$—
Acquisition, disposition and other related charges(e)	27	7
Non-GAAP gross profit	$8,506	$9,500

GAAP gross profit margin	31.4%	32.6%
Non-GAAP adjustments	0.1%	—%
Non-GAAP gross profit margin	31.5%	32.6%

Net cash provided by operating activities	$2,240	$3,997
Investment in property, plant and equipment	(2,383)	(2,856)
Proceeds from sale of property, plant and equipment	703	597
Free cash flow	$560	$1,738

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	October 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$4,233	$3,753
Accounts receivable, net of allowance for doubtful accounts	3,386	2,957
Financing receivables, net of allowance for doubtful accounts	3,794	3,572
Inventory	2,674	2,387
Assets held for sale	77	46
Other current assets	2,392	2,428
Total current assets	16,556	15,143
Property, plant and equipment	5,625	6,054
Long-term financing receivables and other assets(f)	10,544	8,918
Investments in equity interests	2,170	2,254
Goodwill and intangible assets	19,120	19,434
Total assets	$54,015	$51,803
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,755	$4,425
Accounts payable	5,383	5,595
Employee compensation and benefits	1,391	1,522
Taxes on earnings	148	186
Deferred revenue	3,430	3,234
Accrued restructuring	366	195
Other accrued liabilities(f)	4,265	4,002
Total current liabilities	18,738	19,159
Long-term debt	12,186	9,395
Other non-current liabilities(f)	6,995	6,100
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,287 and 1,294 issued and outstanding at October 31, 2020 and October 31, 2019, respectively)	13	13
Additional paid-in capital	28,350	28,444
Accumulated deficit(g)	(8,375)	(7,632)
Accumulated other comprehensive loss(g)	(3,939)	(3,727)
Total HPE stockholders’ equity	16,049	17,098
Non-controlling interests	47	51
Total stockholders’ equity	16,096	17,149
Total liabilities and stockholders’ equity	$54,015	$51,803

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31, 2020	Twelve months ended October 31, 2020
Cash flows from operating activities:
Net earnings (loss)	$157	$(322)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	652	2,625
Impairment of goodwill	—	865
Stock-based compensation expense	59	274
Provision for doubtful accounts and inventory	100	308
Restructuring charges	216	769
Deferred taxes on earnings	(80)	(294)
Earnings from equity interests	(17)	(67)
Dividends received from equity investees	130	165
Other, net	48	163
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(530)	(461)
Financing receivables	(76)	(487)
Inventory	726	(527)
Accounts payable	(656)	(225)
Taxes on earnings	(37)	(122)
Restructuring	(128)	(478)
Other assets and liabilities	183	54
Net cash provided by operating activities	747	2,240
Cash flows from investing activities:
Investment in property, plant and equipment	(604)	(2,383)
Proceeds from sale of property, plant and equipment	80	703
Purchases of available-for-sale securities and other investments	(23)	(101)
Maturities and sales of available-for-sale securities and other investments	19	48
Financial collateral posted	(71)	(644)
Financial collateral received	28	665
Payments made in connection with business acquisitions, net of cash acquired	(853)	(866)
Net cash used in investing activities	(1,424)	(2,578)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(45)	(9)
Proceeds from debt, net of issuance costs	262	7,007
Payment of debt	(3,700)	(5,099)
Net payments related to stock-based award activities	(2)	(36)
Repurchase of common stock	—	(355)
Cash dividends paid to non-controlling interests, net of contributions	—	(7)
Cash dividends paid	(154)	(618)
Net cash provided by (used in) financing activities	(3,639)	883
Increase (decrease) in cash, cash equivalents and restricted cash	(4,316)	545
Cash, cash equivalents and restricted cash at beginning of period	8,937	4,076
Cash, cash equivalents and restricted cash at end of period	$4,621	$4,621

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2020	July 31, 2020	October 31, 2019
Net revenue:(h)
Compute	$3,175	$3,389	$3,349
HPC & MCS	975	649	777
Storage	1,217	1,128	1,256
A & PS	245	226	269
Intelligent Edge	786	684	742
Financial Services	849	811	878
Corporate Investments	126	119	134
Total segment net revenue	7,373	7,006	7,405
Elimination of intersegment net revenue	(165)	(190)	(190)
Total Hewlett Packard Enterprise consolidated net revenue	$7,208	$6,816	$7,215

Earnings before taxes:(h)
Compute	$194	$288	$464
HPC & MCS	119	36	79
Storage	203	145	219
A & PS	(1)	(4)	1
Intelligent Edge	79	59	46
Financial Services	65	65	74
Corporate Investments	(18)	(27)	(26)
Total segment earnings from operations	641	562	857

Unallocated corporate costs and eliminations	(73)	(65)	(107)
Unallocated stock-based compensation expense	(11)	(13)	(17)
Amortization of initial direct costs	(1)	(3)	—
Amortization of intangible assets	(80)	(95)	(68)
Transformation costs	(304)	(357)	(151)
Disaster charges(a)	(2)	(2)	—
Acquisition, disposition and other related charges	(25)	(15)	(54)
Interest and other, net	(57)	(71)	(38)
Tax indemnification adjustments	(15)	(30)	288
Non-service net periodic benefit credit	35	28	14
Earnings (loss) from equity interests	17	27	(1)
Total Hewlett Packard Enterprise consolidated earnings (loss) before taxes	$125	$(34)	$723

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2020	2019
Net revenue:(h)
Compute	$12,215	$13,642
HPC & MCS	3,036	2,910
Storage	4,681	5,185
A & PS	951	1,012
Intelligent Edge	2,855	2,913
Financial Services	3,352	3,581
Corporate Investments	490	507
Total segment net revenue	27,580	29,750
Elimination of intersegment net revenue	(598)	(615)
Total Hewlett Packard Enterprise consolidated net revenue	$26,982	$29,135

Earnings before taxes:(h)
Compute	$893	$1,550
HPC & MCS	237	320
Storage	719	924
A & PS	(5)	(54)
Intelligent Edge	281	159
Financial Services	278	305
Corporate Investments	(100)	(108)
Total segment earnings from operations	2,303	3,096

Unallocated corporate costs and eliminations	(238)	(286)
Unallocated stock-based compensation expense	(57)	(59)
Amortization of initial direct costs	(10)	—
Amortization of intangible assets	(379)	(267)
Impairment of goodwill(c)	(865)	—
Transformation costs	(950)	(453)
Disaster (charges) recoveries(a)	(26)	7
Acquisition, disposition and other related charges	(107)	(764)
Interest and other, net	(215)	(177)
Tax indemnification adjustments	(101)	377
Non-service net periodic benefit credit	136	59
Earnings from equity interests	67	20
Total Hewlett Packard Enterprise consolidated earnings (loss) before taxes	$(442)	$1,553

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	October 31, 2020	July 31 2020	October 31, 2019	Q/Q	Y/Y
Net revenue:(h)
Compute	$3,175	$3,389	$3,349	(6%)	(5%)
HPC & MCS	975	649	777	50%	25%
Storage	1,217	1,128	1,256	8%	(3%)
A & PS	245	226	269	8%	(9%)
Intelligent Edge	786	684	742	15%	6%
Financial Services	849	811	878	5%	(3%)
Corporate Investments	126	119	134	6%	(6%)
Total segment net revenue	7,373	7,006	7,405	5%	—%
Elimination of intersegment net revenue and other	(165)	(190)	(190)	(13%)	(13%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,208	$6,816	$7,215	6%	—%

	Twelve months ended October 31,
	2020	2019	Y/Y
Net revenue:(h)
Compute	$12,215	$13,642	(10%)
HPC & MCS	3,036	2,910	4%
Storage	4,681	5,185	(10%)
A & PS	951	1,012	(6%)
Intelligent Edge	2,855	2,913	(2%)
Financial Services	3,352	3,581	(6%)
Corporate Investments	490	507	(3%)
Total segment net revenue	27,580	29,750	(7%)
Elimination of intersegment net revenue and other	(598)	(615)	(3%)
Total Hewlett Packard Enterprise consolidated net revenue	$26,982	$29,135	(7%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2020	Q/Q	Y/Y
Segment operating margin:(h)
Compute	6.1%	-2.4	-7.8
HPC & MCS	12.2%	6.7	2.0
Storage	16.7%	3.8	-0.7
A & PS	(0.4%)	1.4	-0.8
Intelligent Edge	10.1%	1.5	3.9
Financial Services	7.7%	-0.3	-0.7
Corporate Investments	(14.3%)	8.4	5.1
Total segment operating margin	8.7%	0.7	-2.9

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2020	July 31, 2020	October 31, 2019
Numerator:
GAAP net earnings	$157	$9	$480
Non-GAAP net earnings	$486	$419	$644

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,293	1,292	1,308
Dilutive effect of employee stock plans(b)	13	8	15
Weighted-average shares used to compute diluted net earnings per share	1,306	1,300	1,323

GAAP net earnings per share
Basic	$0.12	$0.01	$0.37
Diluted(b)	$0.12	$0.01	$0.36

Non-GAAP net earnings per share
Basic	$0.38	$0.32	$0.49
Diluted(b)	$0.37	$0.32	$0.49

	Twelve months ended October 31,
	2020	2019
Numerator:
GAAP net earnings (loss)	$(322)	$1,049
Non-GAAP net earnings	$1,765	$2,416

Denominator:
Weighted-average shares used to compute basic net earnings (loss) per share and diluted net loss per share	1,294	1,353
Dilutive effect of employee stock plans(b)	11	13
Weighted-average shares used to compute diluted net earnings per share	1,305	1,366

GAAP net earnings (loss) per share
Basic	$(0.25)	$0.78
Diluted(b)	$(0.25)	$0.77

Non-GAAP net earnings per share
Basic	$1.36	$1.79
Diluted(b)	$1.35	$1.77

(a)Disaster charges (recovery) for fiscal 2020 include direct costs resulting from COVID-19. For fiscal 2019, represents insurance recoveries in relation to damage to our facilities in Houston, Texas due to Hurricane Harvey in fiscal 2017.

(b)Diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards, but the effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(c)The Company recorded $865 million of partial goodwill impairment charge in the second quarter of fiscal 2020 as it was determined that the fair value of the HPC & MCS reporting unit was below the carrying value of its net assets.

(d)Represents the amortization of basis difference adjustments related to the H3C divestiture.

(e)For the periods presented, amounts represent Acquisition, disposition and other related charges related to a non-cash inventory fair value adjustment in connection with the acquisition of Cray, Inc., which was included in Cost of sales.

(f)The Company adopted the new accounting standard for leases in the first quarter of fiscal 2020 which requires lessees to recognize a lease liability and a right-of-use (“ROU”) asset for the lease term. The Company elected the modified retrospective transition method whereby prior comparative periods are not restated. Adoption of the new lease standard resulted in the recognition of $1.0 billion of ROU assets and $1.1 billion of lease liabilities on the Company’s Condensed Consolidated Balance Sheet at November 1, 2019.

(g)The Company adopted an accounting standard update in the first quarter of fiscal 2020 that allowed it to reclassify $43 million of stranded tax effects resulting from U.S. tax reform from accumulated other comprehensive loss into accumulated deficit.

(h)Effective at the beginning of the first quarter of fiscal 2020, Hewlett Packard Enterprise Company ("HPE") implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. As a result of these organizational changes, HPE replaced the Hybrid IT reportable segment (and the Compute, Storage and HPE Pointnext business units within it) with four new financial reporting segments: Compute, High Performance Compute & Mission-Critical Systems ("HPC & MCS"), Storage, and Advisory and Professional Services ("A & PS").

In addition, the Intelligent Edge segment now includes the Data Center Networking ("DC Networking") operational services business that was previously a part of the Hybrid IT Segment. The DC Networking business, other than operational services, had been transferred to the Intelligent Edge segment in a prior realignment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above. These changes had no impact on Hewlett Packard Enterprise’s previously reported consolidated net revenue, net earnings or net earnings per share ("EPS").

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is operating profit (earnings from operations). The GAAP measure most directly comparable to non-GAAP operating profit margin is operating profit margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross profit and non-GAAP gross profit margin is defined to exclude charges relating to the amortization of initial direct costs and certain acquisition, disposition and other related charges. Non-GAAP operating profit (non-GAAP earnings from operations), and non-GAAP operating profit margin are defined to exclude any charges relating to the amortization of intangible assets, amortization of initial direct costs, impairment of goodwill, transformation costs, disaster charges (recovery) and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, non-service net periodic benefit credit, tax indemnification adjustments, certain income tax valuation allowances and excess tax benefit from stock-based compensation. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not qualify for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the company did not adjust these historical costs to accumulated deficit. We believe that most financing companies did not elect this practical expedient and therefore we excluded these costs to facilitate a more meaningful evaluation of our current operating performance and comparisons to our peers.
•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating profit margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•In the second quarter of fiscal 2020, Hewlett Packard Enterprise recorded an impairment charge for the goodwill associated with its HPC & MCS reporting unit following an impairment review. Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods
•Transformation costs represent net costs related to the Cost Optimization and Prioritization Plan and HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative as well as any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•Disaster charges (recovery) for fiscal 2020 include direct costs resulting from COVID-19, primarily relating to HPE hosted, co-hosted, or sponsored event cancellations and shift to a virtual format and donations. For fiscal 2019, represents insurance recoveries in relation to damage to our facilities in Houston, Texas due to Hurricane Harvey in fiscal 2017. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit (non-GAAP earnings from operations) facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise incurs costs related to its acquisitions, disposition and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.
•Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by Hewlett Packard Enterprise as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period, and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2020, the Company used a projected non-GAAP tax rate of 12%, which reflected currently available information, including the impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. Hewlett Packard Enterprise believes that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Amortization of initial direct cost is excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have an impact on the equivalent GAAP earnings measure and HPE Financial Services Segment results.

•Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.
•Items such as impairment of goodwill, transformation costs, disaster charges (recovery) and acquisition, and disposition and other related costs that are excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as adjustment to earnings from equity interests and non-service net periodic benefit credit that are excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as tax indemnification adjustments, certain income tax valuation allowances, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net earnings per share can also have a material impact on the equivalent GAAP earnings measures.
•Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
•Other companies may calculate revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

Contacts

Editorial contact
Stefanie Notaney
stefanie.notaney@hpe.com

Investor contact
Andrew Simanek
investor.relations@hpe.com